                                                                     EXHIBIT 4.2

                $400,000,000 SENIOR NOTES, 9 3/4% SERIES DUE 2007


                           SECURITIES RESOLUTION NO. 2
                                       OF
                             WESTERN RESOURCES, INC.


         The actions described below are taken by the duly authorized officers of WESTERN RESOURCES, INC. (the "Company"), pursuant to delegation, in accordance with resolutions adopted by the Board of Directors of the Company on April 17, 2002, and Section 2.01 of the Indenture dated as of August 1, 1998 (the "Indenture") between the Company and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company (the "Trustee"). Capitalized terms used herein and not defined have the same meaning given such terms in the Indenture.

         RESOLVED, that a new series of Securities in the aggregate principal amount of $400,000,000 is authorized as follows:

         1. The title of the series is Senior Notes, 9 3/4% Series Due 2007 (the "Securities").

         2. The form of the Securities shall be substantially in the form of Exhibit 1 hereto.

         3.       The Securities shall have the terms set forth in Exhibit 1.

         This Securities Resolution is adopted as of May 10, 2002.



                                         /s/ Paul R. Geist
                                         ---------------------------------------
                                            Paul R. Geist
                                            Senior Vice President and
                                            Chief Financial Officer


                                         /s/ Larry D. Irick
                                         ---------------------------------------
                                            Larry D. Irick
                                            Vice President, Corporate Secretary

                                                                       EXHIBIT I

                               [FACE OF SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, BEFORE THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) UNDER OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT BEFORE ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE./1/

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED IN

--------
/1/      The above restrictions will not apply to any security on or after the
"Resale Restriction Termination Date" applicable to such security, or with respect to any security which have been sold or otherwise transferred pursuant to Rule 144A or a registration statement which has been declared effective under the Securities Act. "Resale Restriction Termination Date" shall mean the date on which the holding period under Rule 144(k) under the Securities Act expires with respect to such security. Any security issued on or after the Resale Restriction Termination Date need not contain this legend.

THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1                                                               $399,330,000
                                                            CUSIP No. 959425 AU3

                             WESTERN RESOURCES, INC.
                $400,000,000 Senior Notes, 9 3/4% Series Due 2007

Western Resources, Inc. promises to pay to CEDE & CO. or registered assigns the principal sum of $399,330,000 on May 1, 2007.

Interest Payment Dates:       May 1 and November 1 commencing November 1, 2002

Record Dates:                 April 15 and October 15

Dated:                        May 10, 2002

Deutsche Bank Trust Company Americas,
Transfer Agent

                                         WESTERN RESOURCES, INC.





                                         By:  /s/ Paul R. Geist
                                            ------------------------------------
                                             Paul R. Geist
                                             Senior Vice President and Chief
                                             Financial Officer



                                         By:  /s/ Larry D. Irick
                                            ------------------------------------
                                             Larry D. Irick
                                             Vice President, Corporate Secretary

Authenticated:      Deutsche Bank Trust Company Americas,
                    Registrar


                   By:/s/ Susan Johnson
                      ----------------------------------------
                         Authorized Signature

                             WESTERN RESOURCES, INC.
                $400,000,000 Senior Notes, 9 3/4% Series Due 2007

1.       Interest.

         Western Resources, Inc. ("Company"), a corporation organized and existing under the laws of the State of Kansas, promises to pay interest on the principal amount of the Securities (as defined in Section 5) at the rate per annum described below. The Company will pay interest semi-annually on May 1 and November 1 of each year, commencing November 1, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 10, 2002. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The Securities will bear interest at the rate of 9 3/4% per annum from the date of issuance to May 1, 2007 unless redeemed pursuant to Sections 9 and 10 below.

2.       Registration Rights.

         Securityholders are entitled to the benefits of a Registration Rights Agreement, dated as of May 10, 2002, among the Company and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this Section 2 but not defined herein have the meanings assigned to them in the Registration Agreement.

         In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 180th day following the date of the original issuance of the Securities, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 270th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 315th day following the date of the original issuance of the Securities, or (iv) after the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Security at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as "Registration Default"), Special interest shall accrue (in addition to stated interest on the Securities from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.50% of the principal amount of the Securities). Special interest, if any, will be payable in cash on each interest payment date to the person in whose name this Security is registered on the applicable record date. The term "interest "shall include special interest, if any, as well as the stated interest.

3.       Method of Payment.

         The Company will pay interest on the Securities to the persons who are registered Holders of Securities at the close of business on the record date for (the "record date") each interest payment date, except as otherwise provided in the Indenture (as defined in Section 5). The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. The Company may pay principal and interest by check payable in such money and it may mail an interest check to a Holder's registered address.

4.       Agents.

         Initially, Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005, Attention: Corporate Trust and Agency Services/Corporate Debt Administration, will act as Trustee, Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

5.       Indenture.

         The Company issued the securities of this series ("Securities") under an Indenture dated as of August 1, 1998 (the "Indenture") between the Company and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company (the "Trustee"). The terms of the Securities include those stated in the Indenture and in the Securities Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "Trust Indenture Act"). All capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. Securityholders are referred to the Indenture, the Securities Resolution and the Trust Indenture Act for a statement of such terms.

6.       Denominations, Transfer, Exchange.

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.

7.       Persons Deemed Owners.

         The registered Securityholder may be treated as its owner for all purposes.

8.       Amendments and Waivers.

         Subject to certain exceptions, the Indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding Security) with the consent of the registered holders of at least a majority in aggregate principal amount of the Securities then outstanding. However, without the consent of each holder of an outstanding Security, no amendment may, among other things,

                  (1) reduce the amount of Securities whose holders must consent to an amendment or waiver,

                  (2) reduce the rate of or extend the time for payment of interest on any Security,

                  (3) reduce the principal of or premium, if any, or extend the Stated Maturity of any Security,

                  (4) make any Security payable in money other than U.S.
                  dollars,

                  (5) impair the right of any Securityholders to receive payment of principal of premium, if any, and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities,

                  (6) subordinate the Securities to any other obligation of the Company,

                  (7) reduce the Change of Control Purchase Price or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer, and


                  (8) at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Securities must be repurchased pursuant thereto.


         Without the consent of any Securityholder, the Company and the Trustee may amend the Indenture to:

                  (1) cure any ambiguity, omission, defect or inconsistency in any manner that is not adverse in any material respect to any Securityholder,

                  (2) provide for the assumption by a successor corporation of the obligations of the Company under the Indenture,

                  (3) provide for uncertificated Securities in addition to or in place of certificated Securities,

                  (4) secure the Securities, to add to the covenants of the Company for the benefit of the Securityholders or to surrender any right or power conferred upon the Company,

                  (5) make any change that does not adversely affect the rights of any Securityholders,

                  (6) make any change to the subordination provisions of the Indenture that would not limit or terminate the benefits available to any holder of Senior Debt under such provisions or to comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act, and


                  (7) provide for the issuance of additional Securities in accordance with the Indenture.

         No amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their representative) consent to such change. The consent of the Securityholders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each Securityholder at such holder's address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Securityholders, or any defect therein, will not impair or affect the validity of the amendment.

9.       Optional Redemption.

         At any time and from time to time, the Company may redeem all or any portion of the Securities, after giving the required notice under the Indenture at a redemption price equal to the greater of:

                  (a) 100% of the principal amount of the Securities to be redeemed, or

                  (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 75 basis points, plus, in either case, accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         At any time and from time to time prior to May 1, 2004, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities with the proceeds of one or more Public Equity Offerings at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

         Subject to the provisions of Article 3 of the Indenture, the Company shall cause notice of redemption to be given by (1) first-class mail, postage prepaid, at least thirty days and not more than sixty days prior to the date of redemption, to the registered owners of such Securities at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price and date. No such redemptions may be conditional once notice of redemption is given.

10.      Repurchase at the Option of Holders Upon a Change of Control.

         Upon the occurrence of a Change of Control, each Securityholder shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

         Within 30 days following any Change of Control, the Company shall:

                  (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

                  (b) send, by first-class mail, with a copy to the Trustee, to each Securityholder, at such Holder's address appearing in the security register, a notice stating:

                           (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the Indenture and that all Securities timely tendered will be accepted for payment;

                           (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                           (3) the circumstances and relevant facts regarding the Change of Control; and

                           (4) the procedures that Securityholders must follow in order to tender their Securities (or portions thereof) for payment, and the procedures that

                           Securityholders must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant set forth in this Section 10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the this
         Section 10 by virtue of such compliance.

         The Company's obligation to make an offer to repurchase the Securities as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the Securities.

11.      Restrictive Covenants.

         (A) Covenant Suspension. Set forth below are summaries of certain covenants applicable to the Securities. During any period of time that the Securities have Investment Grade Ratings from the Required Rating Agencies, the Company and any Restricted Subsidiary will not be subject to the following covenants in the Indenture:

         .        subsection (B), Limitation on Debt,

         .        subsection (C), Limitation on Restricted Payments,

         .        subsection (E), Limitation on Asset Sales,

         .        subsection (F), Limitation on Restrictions on Distributions from any Restricted Subsidiary,

         .        subsection (G), Limitation on Transactions with Affiliates,

         .        clause (x) of the fourth paragraph (and such clause (x) as referred to in the second paragraph) of subsection (I), Designation of Restricted and Unrestricted Subsidiaries,

         .        subsection (J), Limitation on Company's Business,

         .        Section 10, Repurchase at the Option of Holders Upon a Change
         of Control, and

         .        clauses (e) and (f) of the first paragraph of Section 12,
         Merger, Consolidation and Sale of Property.

         (collectively, the "Suspended Covenants"). In the event that the Company and any Restricted Subsidiary are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, a Rating Agency withdraws its rating or downgrades the rating assigned to the Securities so that the Securities no longer have Investment Grade Ratings from the Required Rating Agencies or a Default or Event of Default occurs and is continuing, then the Company and any Restricted Subsidiary will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant set forth below under subsection (c), Limitation on Restricted Payments, as though such covenant had been in effect during the entire period of time from the Issue Date.

         (B) Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

                  (1) if such Debt is Debt of the Company or any Restricted Subsidiary, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00, or

                  (2) such Debt is Permitted Debt.

         The term "Permitted Debt" is defined to include the following:

                  (a) Debt of the Company evidenced by the Securities and the bonds (including bonds pledged to secure Debt under clause (b) below);

                  (b) Debt of the Company under the Credit Facilities, provided that the aggregate principal amount of all such Debt under the Credit Facilities at any one time outstanding shall not exceed $1.3 billion, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities, and not subsequently reinvested in Additional Assets or used to purchase Securities or Repay other Debt, pursuant to subsection (E), Limitation on Asset Sales;

                  (c) Capital Expenditure Debt, provided that:

                           (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

                           (ii) the aggregate principal amount of all Debt Incurred pursuant to this clause (c) during any calendar year does not exceed $150 million;

                  (d) Debt of the Company owing to and held by any Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

                  (e) Debt under Interest Rate Agreements entered into by the Company or any Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such Agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

                  (f) Debt under Currency Exchange Protection Agreements entered into by the Company or any Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

                  (g) Debt under Commodity Price Protection Agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

                  (h) Debt in connection with one or more standby letters of credit, performance bonds and/or collateral margin accounts issued or opened by the Company or any Restricted Subsidiary (but not including any Guarantees) in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

                  (i) Debt outstanding on the Issue Date not otherwise set forth in clauses (a) through (h) above;

                  (j) Debt of the Company and the Restricted Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed $100 million; and

                  (k) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clauses (a), (c) and (i) of clause (2) of this covenant.

         Notwithstanding anything to the contrary contained in this covenant,

                  (a) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt will be deemed not to be an incurrence of Debt for purposes of this covenant; and

                  (b) for purposes of determining compliance with this covenant, in the event that an item of Debt (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt set forth in clauses (a) through (k) of clause
                  (2) of this covenant or is entitled to be incurred pursuant to clause (l) of the first paragraph of this covenant, the Company will, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.

         (C) Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

                  (a) a Default or Event of Default shall have occurred and be continuing,

                  (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of subsection (B), Limitation on Debt or

                  (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                           (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

                           (2) Capital Stock Sale Proceeds, plus

                           (3) the sum of:

                                    (A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                                    (B) the aggregate amount by which Debt
                                    (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

                                    (x) any such Debt issued or sold to the
                                    Company or any Restricted Subsidiary of the Company, and

                                    (y) the aggregate amount of any cash or
                                    other Property distributed by the Company or such Restricted Subsidiary upon any such conversion or exchange,

                           plus

                           (4) an amount equal to the sum of:

                                    (A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, and

                                    (B) the portion (proportionate to the
                                    Company's equity interest in such
                                    Unrestricted Subsidiary) of the Fair Market
                                    Value of the net assets of an Unrestricted
                                    Subsidiary at the time such Unrestricted
                                    Subsidiary is designated a Restricted
                                    Subsidiary; provided, however, that the
                                    foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

         Notwithstanding the foregoing limitation, the Company may:

                  (a) pay dividends on its Capital Stock within 75 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture and this subsection (C); provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

                  (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that

                           (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

                           (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above; and

               (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

               (d) repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

               (e) make a Restricted Payment, if at the time the Company or any Restricted Subsidiary first Incurred a commitment for such Restricted Payment, such Restricted Payment could have been made; provided, however, that all commitments Incurred and outstanding shall be treated as if such commitments were Restricted Payments expended by the Company or such Restricted Subsidiary at the time the commitments were Incurred, except that commitments Incurred and outstanding that are treated as the Restricted Payment expended by the Company or such Restricted Subsidiary and that are terminated shall no longer be treated as a Restricted Payment expended by the Company or such Restricted Subsidiary upon the termination of such commitment;

               (f) pay scheduled dividends on Preferred Stock of the Company or any Restricted Subsidiary or on Disqualified Stock of the Company issued pursuant to and in compliance with subsection (B), Limitation on Debt, provided; however, that any such dividends shall be included in the calculation of the amount of Restricted Payments;

               (g) pay scheduled cash dividends on the Company's common stock and Restricted Share Units at an annual rate not in excess of $1.20 per share, provided, however, that any such cash dividends shall be included in the calculation of the amount of Restricted Payments;

               (h) make distributions of part or all of the businesses of Protection One, Inc. or Protection One Europe to holders of the Company's Capital Stock;

               (i) repurchase the Cumulative Preferred Stock outstanding as of the Issue Date; and

               (j) make Restricted Payments not otherwise permitted hereunder in an aggregate amount not in excess of $50 million.

          (D) Limitation on Liens. So long as any of the Securities are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon or with respect to any of its Property of any character, including without limitation any shares of Capital Stock of any Restricted Subsidiary, without making effective provision whereby the Securities shall (so long as any such other creditor shall be so secured) be equally and ratably secured (along with any other creditor similarly entitled to be secured) by a direct Lien on all property subject to such Lien (for the avoidance of doubt, the foregoing restriction shall not apply to Permitted Liens securing Debt of the Company).

          (E) Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

               (a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

               (b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) as a result of which the Company and such Restricted Subsidiary are no longer obligated with respect to such liabilities, provided, however, that the foregoing shall not prohibit the Company or such Restricted Subsidiary from transferring assets in consideration of receipt of Additional Assets and other cash or Cash Equivalents; and

               (c) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

          The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or any Restricted Subsidiary, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Debt):

               (a) to Repay Senior Debt of the Company or Debt of any Restricted Subsidiary (excluding, in any such case, any Debt owed to the Company or an Unregulated Affiliate of the Company); or

               (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by such Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

          Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within one year from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such one-year period and that shall not have been completed or abandoned shall constitute "Excess Proceeds."

          When the aggregate amount of Excess Proceeds exceeds $25 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the Securities, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to the principal amount of the Securities, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Securityholders have been given the opportunity to tender their Securities for purchase in accordance with the Indenture, the Company or any Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

          The term "Allocable Excess Proceeds" will mean the product of:

               (a) the Excess Proceeds, and

               (b) a fraction,

                  (1) the numerator of which is the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer, and

                  (2) the denominator of which is the sum of the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Securities and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant set forth herein and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

          Within five business days after the Company is obligated to make a Prepayment Offer as set forth in the second preceding paragraph, the Company shall send a written notice, by first-class mail, to the Securityholders, accompanied by such information as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

          The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the covenant set forth herein. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant set forth herein, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant set forth herein by virtue thereof.

          (F) Limitation on Restrictions on Distributions from any Restricted Subsidiary. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of such Restricted Subsidiary to:

               (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

               (b) make any loans or advances to the Company or any other Restricted Subsidiary; or

               (c) transfer any of its Property to the Company or any other Restricted Subsidiary.

          The foregoing limitations shall not apply:

               (1) to restrictions:

                           (A) in effect on the Issue Date,

                           (B) relating to Debt of any Restricted Subsidiary and existing at the time it became a Restricted Subsidiary, or

                           (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause

                           (2)(A) or (B) below, provided that such restriction is no less favorable to the Securityholders than those under the agreement evidencing the Debt so Refinanced, and

               (2) with respect to clause (c) only, to restrictions:

                           (A) relating to Debt (that is permitted to be Incurred and secured without also securing the Securities) pursuant to subsection (B), Limitation on Debt and subsection (D), Limitation on Liens, that limit the right of the debtor to dispose of the Property securing such Debt,

                           (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired,

                           (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, or

                           (D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

          (G) Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

               (a) the terms of such Affiliate Transaction are:

                  (1) set forth in writing, and

                  (2) in the best interest of the Company or such Restricted Subsidiary, as the case may be, and

                  (3) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company;

               (b) if such Affiliate Transaction involves aggregate payments or value in excess of $10 million, the Board of Directors approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (a)(3) of this paragraph as evidenced by a Board resolution promptly delivered to the Trustee;

               (c) if such Affiliate Transaction involves aggregate payments or value in excess of $50 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and such Restricted Subsidiary; or

               (d) if such Affiliate Transaction involves or arises out of contracts or agreements (1) in existence on the Issue Date and any amendments, modifications or extensions thereof not materially disadvantageous to the Company, or (2) ordered or required by the KCC.

          (H) Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

               (a) the Company or such Restricted Subsidiary would be entitled to:

                  (1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to subsection (B), Limitation on Debt, and

                  (2) create a Lien on such Property securing such Attributable Debt without also securing the Securities pursuant to subsection (D), Limitation on Liens, and

               (b) such Sale and Leaseback Transaction is effected in compliance with subsection (E), Limitation on Asset Sales.

          (I) Designation of Restricted and Unrestricted Subsidiaries. Subject to the relevant provisions of subsection (J), Limitation on Company's Business, the Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company), other than KGE, to be an Unrestricted Subsidiary if such Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary; provided that: (A) any Guarantee by the Company or any Restricted Subsidiary of any Debt of the Subsidiary being so designated shall be deemed an "Incurrence" of such Debt and an "Investment" by the Company or such Restricted Subsidiary at the time of such designation; (B) either the Subsidiary to be so designated has total assets of $1,000 or less or if such Subsidiary has assets of greater than $1,000, such designation would be permitted under subsection (C), Limitation on Restricted Payments; and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this covenant would be permitted under subsection
          (B), Limitation on Debt and subsection (C), Limitation on Restricted Payments.

          Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

          In addition, neither the Company nor any Restricted Subsidiary shall be directly or indirectly liable for any Debt incurred after the Issue Date that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

          (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of subsection (B), Limitation on Debt, and

          (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

          Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

               (a) certifies that such designation or redesignation complies with the foregoing provisions, and

               (b) gives the effective date of such designation or redesignation,

          such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

          (J) Limitation on Company's Business. The Company shall not, directly or indirectly through Restricted Subsidiaries, engage primarily in any business other than the Regulated Utility Business. For the avoidance of doubt, the Company may not transfer any material portion of the assets used by the Company in its Regulated Utility Business to any Affiliate and may not do so to any Subsidiary unless (i) such Subsidiary is designated as a Restricted Subsidiary and (ii) such Subsidiary unconditionally

         Guarantees the Company's obligations under the Securities; provided, however, this covenant shall not limit the businesses engaged in by the Unrestricted Subsidiaries or their Subsidiaries or successors.

12.      Merger, Consolidation and Sale of Property.

         The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of any Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property, excluding the Unrestricted Subsidiaries, in any one transaction or series of transactions unless:

                  (a) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and which is engaged primarily, directly or indirectly through Subsidiaries, in the Regulated Utility Business;

                  (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

                  (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, excluding the Unrestricted Subsidiaries, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                  (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or a Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or the Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of subsection (B), Limitation on Debt;

                  (f) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; and

                  (g) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein set forth relating to such transaction have been satisfied.

         The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but the predecessor Company in the case of:

                  (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

                  (b) a lease,

         shall not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Securities.

13.      Successors.

         When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company shall be released from those obligations. Section 5.01 of the Indenture shall apply to the Securities.

14.      Global Securities.

         The Company may at any time and in its sole discretion determine that the Securities shall no longer be represented by a Global Security. In such event the Company will execute, and the Trustee, upon receipt of a company order for the authentication and delivery of definitive Securities, will authenticate and deliver Securities in definitive form in an aggregate principal amount equal to the principal amount of this Global Security representing such Securities in exchange for this Global Security.

         The Depository Trust Company, ("DTC") may surrender this Global Security for such Securities in exchange in whole or in part for Securities in definitive form on such terms as are acceptable to the Company and DTC. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:

         (i) to each Person specified by DTC a new Security or Securities, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in this Global Security; and

         (ii) to DTC a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities in definitive form delivered to Holders thereof.

         In any exchange provided for in this Section, the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form in authorized denominations.

         Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Securities in definitive form issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as DTC for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

         If at any time DTC is unwilling or unable to continue as Depositary for the Securities, the Company shall appoint a successor Depositary with respect to the Securities. If a successor Depositary for the Securities is not appointed by the Company by the earlier of (i) 90 days from the date the Company receives notice to the effect that DTC is unwilling or unable to act, or the Company determines that DTC is unable to act or
         (ii) the effectiveness of DTC's resignation or failure to fulfill its duties as Depositary, the Company will execute, and the Trustee, upon receipt of a Company order for the authentication and delivery of definitive Securities, will authenticate and deliver Securities in definitive form in an aggregate principal amount equal to the principal amount of this Global Security representing such Securities in exchange for this Global Security.

15.      Defeasance.

         The Company at any time may terminate all its obligations under the Securities and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Securities, to replace mutilated, destroyed, lost or stolen Securities and to maintain a registrar and paying agent in respect of the Securities.


         The Company at any time may terminate:

                  (1) its obligations under the covenants set forth under
                  Section 10, Repurchase at the Option of Holders Upon a Change of Control, and Section 11, Restrictive Covenants,

                  (2) the operation of the cross acceleration provisions, the judgment default provisions, and the bankruptcy provisions set forth under Section 16, Events of Default, and


                  (3) the limitations contained in clauses (e) and (f) under the first paragraph of Section 12, Merger, Consolidation and Sale of Property ("covenant defeasance").


         The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants set forth under Section 11, Restrictive Covenants), (5), (6), or (7) under Section 16, Events of Default, or because of the failure of the Company to comply with clauses (e) and (f) under the first paragraph of
         Section 12, Merger, Consolidation and Sale of Property.


         The legal defeasance option or the covenant defeasance option may be exercised only if:

                  (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities to repurchase, redemption or maturity, as the case may be;

                  (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to repurchase, redemption or maturity, as the case may be;

                  (c) 91 days pass after the deposit is made and during the 91-day period no Default set forth in clause (7) under Section 16, Events of Default occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

                  (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (e) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

                  (f) in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

                           (1) the Company has received from the Internal Revenue Service, or "IRS," a ruling, or

                           (2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance had not occurred; and

                  (g) in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred.

16.      Events of Default.

         Events of Default in respect of the Securities include:

                  (1) failure to make the payment of any interest on the Securities when the same becomes due and payable, and such failure continues for a period of 30 days;

                  (2) failure to make the payment of any principal of, or premium, if any, on, any of the Securities when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

                  (3) failure to comply with Section 12, Merger, Consolidation and Sale of Property;

                  (4) failure to comply with any other covenant or agreement in the Securities or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 90 days after written notice is given to the Company as provided below;

                  (5) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $25 million (or its foreign currency equivalent at the time), which acceleration has not been rescinded or annulled within 10 days after the period for annulment in the agreement governing such Debt (the "cross acceleration provisions");

                  (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $25 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions"); and

                  (7) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary (the "bankruptcy provisions");

         A Default under clause (4) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

         The Company shall provide an Officers' Certificate to the Trustee promptly upon the Company obtaining knowledge of any Default or Event of Default that has occurred, and, if applicable, describe such Default or Event of Default, the status thereof and what action the Company is taking or proposes to take with respect thereto.

         If an Event of Default with respect to the Securities (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare to be immediately due and payable the principal amount of all the Securities then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the Securities shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Securityholders. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Securities then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Securityholders, unless such Holders shall have offered to the Trustee indemnity satisfactory to it. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities.

         No Securityholder shall have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

                  (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default,

                  (b) the registered Holders of at least 25% in aggregate principal amount of the Securities then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

                  (c) the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Securities then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

         However, such limitations do not apply to a suit instituted by a holder of any Security for enforcement of payment of the principal of, and premium, if any, or interest on, such Security on or after the respective due dates expressed in such Security.

17.      Trustee Dealings with Company.

         Deutsche Bank Trust Company Americas, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.      Authentication.

         This Security shall not be valid until authenticated by a manual signature of the Registrar.

20.      Certain Definitions.

         Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

         "Additional Assets" means:

         (a) any Property (other than cash, Cash Equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Regulated Utility Business; or

         (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company, provided, that such Person which becomes a Restricted Subsidiary is not engaged primarily in any business other than the Regulated Utility Business.

         "Affiliate" of any specified Person means:

         (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

         (b)  any other Person who is a director or officer of:

                  (1)  such specified Person,

                  (2)  any Subsidiary of such specified Person, or

                  (3)  any Person described in clause (a) above.

         For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 11(E), Limitation on Asset Sales, and Section 11(G), Limitation on Transactions with Affiliates, and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Asset Sale" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

         (a)   any shares of Capital Stock of a Restricted Subsidiary, or

         (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

         other than:

                  (1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary,

                  (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 11(C), Limitation on Restricted Payments,

                  (3) any disposition effected in compliance with the first paragraph of Section 12, Merger, Consolidation and Sale of Property,

                  (4) any sales of accounts receivable, and

                  (5) any disposition or series of related dispositions the proceeds of which do not exceed $20 million.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

         (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation," and

         (b) in all other instances the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing: (a) the sum of the product of the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

         "Board of Directors" means the board of directors of the Company.

         "bonds" means any series of the bonds, including the Bonds.

         "Capital Expenditure Debt" means Debt Incurred by any Person to finance a capital expenditure so long as such capital expenditure is or should be included as an addition to "Property, Plant and Equipment, Net" in accordance with GAAP; provided, that the proceeds of such Debt are expressly dedicated to, or segregated for, the payment of such capital expenditure or to repay short-term Debt incurred to pay part or all of such capital expenditure.

         "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of
         Section 11(D), Limitation on Liens, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

         "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

         "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Cash Equivalents" means any of the following:

         (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

         (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A," "A-3" or "A-" or higher according to Fitch Ratings, Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

         (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types set forth in clause (a) entered into with:

                  (1) a bank meeting the qualifications set forth in clause (b) above, or

                  (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

         (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "F1" (or higher) according to Fitch Ratings, "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

         (e) direct obligations (or certificates representing an ownership interest in such obligations) of any State of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such State is pledged and which are not callable or redeemable at the issuer's option, provided that:

                  (1) the long-term debt of such State is rated "A," "A-3" or "A-" or higher according to Fitch Ratings, Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

                  (2) such obligations mature within 180 days of the date of acquisition thereof.

         "Change of Control" means the occurrence of any of the following events:

         (a) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than Westar Industries, Inc., including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

         (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and any Restricted Subsidiary, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

                  (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation, and

                  (2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

         (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

         (d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

         Notwithstanding the above, the proposed merger of the Company with Public Service Company of New Mexico shall not be deemed a Change of Control.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

         "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and any Restricted Subsidiary which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

         (a) all intercompany items between the Company and any Restricted Subsidiary or between two or more Restricted Subsidiaries, and

         (b) all current maturities of long-term Debt.

         "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

         (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are available prior to such determination date to

         (b)  Consolidated Interest Expense for such four fiscal quarters;

         provided, however, that:

         (1)  if

                  (A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

                  (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

         Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or any Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

         (2)  if

                  (A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

                  (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

                  (C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

         If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiary are no longer liable for such Debt after such sale.

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and any Restricted Subsidiary, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or any Restricted Subsidiary,

         (a) interest expense attributable to Capital Lease Obligations,

         (b) amortization of debt discount and debt issuance cost, including commitment fees,

         (c) non-cash interest expense,

         (d) capitalized interest,

         (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

         (f) net costs associated with Hedging Obligations (including amortization of fees),

         (g) Disqualified Stock Dividends and Preferred Stock Dividends (not including the dividends due in respect of the Preferred Stock of the Company or any Restricted Subsidiary outstanding as of the Issue Date),

         (h) interest Incurred in connection with Investments in discontinued operations,

         (i) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary, and

         (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

         "Consolidated Net Income" means, for any period, the net income (loss) of the Company and any Restricted Subsidiary; provided, however, that there shall not be included in such Consolidated Net Income:

         (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that, the Company's and any Restricted Subsidiary's interest in the net income of any such Person for such period shall be included in the Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or any Restricted Subsidiary as a dividend or other distribution,

         (b) any extraordinary gain or loss,

         (c) the cumulative effect of a change in accounting principles, and

         (d) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

         Notwithstanding the foregoing, for purposes of Section 11(C), Limitation on Restricted Payments, only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or any Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) of such covenant.

         "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication): the excess of cost over Fair Market Value of assets or businesses acquired; any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary; treasury stock; cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and investments in and assets of Unrestricted Subsidiaries.

         "Consolidated Net Worth" means the total of the amounts shown on the consolidated balance sheet of the Company and any Restricted Subsidiary as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as:

         (a) the par or stated value of all outstanding Capital Stock of the Company, plus

         (b) paid-in capital or capital surplus relating to such Capital Stock, plus

         (c) any retained earnings or earned surplus, less:

                  (1) any accumulated deficit, and

                  (2) any amounts attributable to Disqualified Stock.

         "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit--including, for the avoidance of doubt and not by way of limitation, the Western Resources, Inc. Credit Agreement dated as of June 28, 2000, the Western Resources, Inc. Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of March 17, 1998, the WR Receivables Corporation Purchase and Sale Agreement dated as of July 28, 2000 and the WR Receivables Corporation Receivables Purchase Agreement dated as of July 28, 2000--in each case together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

         "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

         "Debt" means, with respect to any Person on any date of determination (without duplication):

         (a) the principal of and premium (if any) in respect of:

                  (1) debt of such Person for money borrowed, and

                  (2) debt evidenced by Securities, debentures, secured notes (including the bonds) or other similar instruments for the payment of which such Person is responsible or liable;

         (b) all Capital Lease Obligations of such Person;

         (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

         (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations, other than obligations set forth in (a) through
         (c), above, entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

         (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

         (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

         (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured;

         (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

         (i) the Mandatorily Redeemable Preferred Securities and any Guarantees related thereto.

         The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as set forth above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligation at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

                  (1) zero if such Hedging Obligation has been Incurred pursuant to clause (e), (f) or (g) of the second paragraph of Section 11(B), Limitation on Debt, or

                  (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Disqualified Stock" means any Capital Stock of the Company or any Restricted Subsidiary that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

         (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

         (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

         (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

         on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Securities.

         "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than any Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory Federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

         "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

         (a) the sum of Consolidated Net Income for such period, plus the following to the extent that they reduce Consolidated Net Income for such period:

                  (1) the provision for taxes based on income or profits or utilized in computing net loss,

                  (2) Consolidated Interest Expense,

                  (3) depreciation,

                  (4) amortization of intangibles,

                  (5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

         (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), plus

         (c) for the fiscal quarters of the Company ending on December 31, 2001 and March 31, 2002, (1) up to $36 million in respect of one-time cash workforce costs to the extent incurred by the Company and (2) up to $25 million in respect of a one-time cash charge to the extent such charge is taken by the Company with respect to costs incurred in connection with repairs necessitated by a January 2002 ice storm.

         Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of any Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

         "Event of Default" has the meaning set forth under Section 16, Events of Default.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

         (a) if such Property has a Fair Market Value equal to or less than $10 million, by any Officer of the Company, or

         (b) if such Property has a Fair Market Value in excess of $10 million, by a majority of the Board of Directors and evidenced by a Board resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

         "Fitch Ratings" means Fitch, Inc.

         "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

         (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

         (b) in the statements and pronouncements of the Financial Accounting Standards Board,

         (c) in such other statements by such other entity as may be approved by a significant segment of the accounting profession, and

         (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

         (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

         (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

         provided, however, that the term "Guarantee" shall not include:

                  (1) endorsements for collection or deposit in the ordinary course of business, or

                  (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment."

         The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

         "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement, but not including a Commodity Price Protection Agreement.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 11(B), Limitation on Debt, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

         "Independent Financial Advisor" means an investment banking firm of national standing or any third-party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

         "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

         "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, secured notes, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Section 11(C), Limitation on Restricted Payments and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Unrestricted Subsidiary of the Company. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

         "Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by Fitch Ratings, Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

         "Investment Grade Status" shall be deemed to have been reached on the date that the Securities have an Investment Grade Rating from the Required Rating Agencies.

         "Issue Date" means the date on which the Securities are initially issued.

         "KCC" means the Kansas Corporation Commission.

         "KGE" means Kansas Gas and Electric Company.

         "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

         "Mandatorily Redeemable Preferred Securities" means the 7 7/8% Cumulative Quarterly Income Preferred Securities, Series A (QUIPS) (related debentures due 2025), the 8 1/2%

         Cumulative Quarterly Income Preferred Securities, Series B (QUIPS) (related debentures due 2036) and similar securities issued from time to time, the proceeds of which are received by the Company and which are treated for accounting and rating agency purposes in a substantively similar manner.

         "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "Mortgage" means the Mortgage and Deed of Trust, dated July 1, 1939, between the Company and BNY Midwest Trust Company, as trustee, by successor to Harris Trust and Savings Bank, as amended or to be amended.

         "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a Security or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

         (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of counsel, accountants and investment bankers), and all taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

         (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

         (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

         (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

         "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President of the Company.

         "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Permitted Investment" means any Investment by the Company or any Restricted Subsidiary in:

         (a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

         (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or any Restricted Subsidiary;

         (c) Cash Equivalents;

         (d) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any Restricted Subsidiary deem reasonable under the circumstances;

         (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (f) loans and advances (other than loans and advances outstanding on the Issue Date) to employees made in the ordinary course of business consistent with past practices of the Company or any Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $15 million at any one time outstanding;

         (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

         (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 11(E), Limitation on Asset Sales; and

         (i) other Investments made for Fair Market Value that do not exceed $25 million outstanding at any one time in the aggregate.

         "Permitted Liens" means:

         (a) Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of Section 11(B), Limitation on Debt;

         (b) securities issued under the Company's Mortgage, securities issued under KGE's original Mortgage and Deed of Trust dated April 1, 1940, as amended and to be amended (together with the Mortgage, the "Mortgages and Deeds of Trust"), or Liens permitted by the terms of the Mortgages and Deeds of Trust;

         (c) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of Section 11(B), Limitation on Debt, provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

         (d) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

         (e) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 90 days past due or are being contested in good faith and by appropriate proceedings;

         (f) Liens on the Property of the Company or any Restricted Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of such Property in the operation of the business of the Company and any Restricted Subsidiary taken as a whole;

         (g) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

         (h) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such

         Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

         (i) purchase money Liens upon or in Property acquired and held by the Company in the ordinary course of business to secure the purchase price of such Property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such Property to be subject to such Liens, or Liens existing on any such Property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any Property other than the Property being acquired and no such extension, renewal or replacement shall extend to or cover Property not theretofore subject to the Lien being extended, renewed or replaced;

         (j) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

         (k) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

         (l) Liens existing on the Issue Date not otherwise set forth in clauses
         (a) through (k) above;

         (m) Liens not otherwise set forth in clauses (a) through (l) above on the Property of any Restricted Subsidiary to secure any Debt permitted to be Incurred by any Restricted Subsidiary pursuant to Section 11(B), Limitation on Debt;

         (n) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (c), (g), (h), (i), (j) or (l) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                  (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens being refinanced and fees and expenses incurred in connection therewith, at the time the original Lien became a Permitted Lien under the Indenture, and

                  (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or any Restricted Subsidiary in connection with such Refinancing; and

         (o) Liens not otherwise permitted by clauses (a) through (n) above encumbering Property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available.

         "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

         (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                  (1) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding, plus interest thereon, of the Debt being Refinanced; and

                  (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

         (b) (1) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced and the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; or

                  (2) the first mandatory maturity date for any such new Debt is subsequent to May 1, 2007; and

                  (c) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

         provided, however, that Permitted Refinancing Debt shall not include Debt of the Company or any Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

         "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

         "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory Federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

         "Public Equity Offering" means an underwritten public offering of common stock of the Company.

         provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

         "Rating Agencies" means Fitch Ratings, Moody's and S&P.

         "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Regulated Utility Business" means any business that is related, ancillary or complementary to the businesses of the Company and any Restricted Subsidiary on the Issue Date, as well as any other business primarily related to the provision of utility services subject to the regulations, in any aspect of such business, of any Federal, State, municipal or other governmental authority in the United States or elsewhere.

         "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 11(E), Limitation on Asset Sales and the definition of "Consolidated Interest Coverage Ratio", Debt in the form of revolving loans shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

         "Required Rating Agencies" means any two of the Rating Agencies.

         "Restricted Payment" means:

         (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or any Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

         (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or any Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company or any Restricted Subsidiary that is not Disqualified Stock);

         (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (x) the purchase, repurchase or other acquisition or retirement for value of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within two years of the date of purchase, redemption, acquisition or retirement and (y) the retirement of Subordinated Obligations issued in connection with the Mandatorily Redeemable Preferred Securities); or

         (d) any Investment (other than Permitted Investments) in any Person.

         "Restricted Share Unit" means the restricted share units issued pursuant to the Company's 1996 Long Term Incentive and Share Award Plan, which allows for the Company's executive officers and other employees to receive awards of restricted share units related to the common stock of the Company and its Subsidiaries and to receive dividend equivalents with respect to such restricted share units.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such Property to another Person and the Company or any Restricted Subsidiary leases it from such Person.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means:

         (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of:

                  (1)  Debt of the Company for borrowed money, and

                  (2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the Mortgage or the Indenture for the payment of which the Company is responsible or liable;

         (b) all Capital Lease Obligations of the Company;

         (c) all obligations of the Company

                  (1) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction,

                  (2) under Hedging Obligations, or

                  (3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the Indenture; and

         (d) all obligations of other Persons of the type referred to in clauses
         (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

         provided, however, that Senior Debt shall not include:

         (A) Subordinated Obligations;

         (B) any Debt Incurred in violation of the provisions of the Indenture;

         (C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

         (D) any liability for taxes owed or owing by the Company;

         (E) any obligation of the Company to any Subsidiary; or

         (F) any obligations with respect to any Capital Stock of the Company.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

         "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities or pursuant to a written agreement to that effect.

         "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

         (a) such Person,

         (b) such Person and one or more Subsidiaries of such Person, or

         (c) one or more Subsidiaries of such Person.

         "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2007; provided, however, that if the period from the redemption date to May 1, 2007 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Unregulated Affiliate" means any Affiliate that is primarily engaged in a business not involving the provision of utility services.

         "Unrestricted Subsidiary" means:

         (a) Westar Industries;

         (b) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant set forth under Section 11(I), Designation of Restricted and Unrestricted Subsidiaries and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto;

         (c) any Subsidiary of an Unrestricted Subsidiary; and

         (d) any successor corporation to any Unrestricted Subsidiary identified in clauses (a) through (c) of this definition.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

21.      Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type. Requests may be made to:
Western Resources, Inc., 818 Kansas Avenue, Topeka, Kansas, Attention: Corporate Secretary.


                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

                     ---------------------------------------

                     ---------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                              agent to transfer this
                        ----------------------------
Security on the books of the Company. The agent may substitute another to act for him.

Date:                 Your Signature:
     ---------------                 -------------------------------------------

                                     -------------------------------------------

     (Sign exactly as your name appears on the other side of this Security)

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                 REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $        principal amount of $400,000,000 Senior
                             -------
Notes, 9 3/4% Series Due 2007 held in (check applicable space)       book-entry
                                                               -----
or     definitive form by the undersigned.
   ---

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         1. --- to the Company; or

         2. --- to the Securities Registrar for the registration in the name of the Holder, without transfer; or

         3. --- inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         4. --- outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear and Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

         5. --- pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Company and the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company and the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                             -----------------------------------
                                             Your Signature

Signature Guarantee:

Date:
     -------------------------------------- ----------------------------
Signature must be guaranteed by a           Signature of Signature
participant in a recognized signature       Guarantor
guaranty medallion program or other
signature guarantor acceptable to the
Trustee

              ----------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

              The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided Rule 144A.

Dated:
       ---------------------------          ----------------------------------
                               NOTICE:  To be executed by an
                                           executive officer